Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release

Echelon Reports Fourth Quarter 2014 Results

SAN JOSE, Calif., February 10, 2015 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the fourth quarter ended December 31, 2014.

•	Q4 Revenues: $9.6 million

•	Q4 GAAP Net Loss: $2.6 million; GAAP Net Loss per Share: $0.06

•	Q4 Non-GAAP Net Loss: $2.2 million; Non-GAAP Net Loss per Share: $0.05
Revenues, which consist of IIoT revenues only, were $9.6 million in the fourth quarter, up from $9.2 million in the previous quarter, and down from $12.5 million a year ago, including $446,000 of sales to Enel in the quarter compared with $3.2 million in the same period last year.
GAAP gross margins in the fourth quarter were 55.3% compared with 60.6% in the fourth quarter of 2013. Lower gross margins were driven by the reallocation of costs after the sale of the grid business and lower sales from Enel. Total operating expenses for the quarter decreased to $7.8 million from $8.6 million in the same period last year, and decreased from $12.6 million in the previous quarter.

GAAP net loss for the fourth quarter was $2.6 million, or $0.06 per share, compared with a net loss of $4.0 million, or $0.09 per share, including discontinued operations in the same period last year, and down from net loss of $7.2 million, or $0.17 in the previous quarter. Non-GAAP net loss for the fourth quarter was $2.2 million, or $0.05 per share, compared with a non-GAAP net loss of $1.4 million, or $0.03 per share for the third quarter of 2013, and $2.3 million, or $0.05 in the previous quarter.

“2014 was a year of significant change for Echelon. We sold our grid business, introduced new products to modernize our product portfolio and broadened the applicability of our technology in the lighting control market by acquiring Lumewave, all while carefully managing our expenses,” said Ron Sege, Chairman and CEO of Echelon. “We see both the transition to Industrial IoT applications in our traditional customer base and the move to LED lighting as potential broad drivers of demand for our solutions.”

Business Outlook

Echelon’s guidance for the first quarter of 2015 are as follows:

•	Total revenues are expected to be $8.6 million to $9.6 million.

•	Non-GAAP gross margin is expected to be in a range of 55% to 57% of revenue.

•	Operating expenses are expected to be in a range of $7.0 to $7.5 million.

•	Non-GAAP loss per share is expected to be between $0.04 to $0.07, based on 44 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.06 to $0.09.

•	Cash burn for the quarter is expected to exceed non-GAAP loss by $1.0 to $2.0 million due to expected payments as a result of the sale of our Grid business.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 4:30 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 38791951. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results from continuing operations excluding restructuring charges, litigation charges, impairment charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation
Echelon Corporation (NASDAQ: ELON) is a leading independent control networking company for the Industrial Internet of Things. Echelon delivers multi-protocol and multi-media elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation and Internet of Things markets worldwide. The company develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the company's blog at http://blog.echelon.com/.

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Echelon, the Echelon logo, and IzoT are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the company’s opportunities for future growth, the company’s ability to improve its financial model and accelerate its transition to the IIoT, and the Company’s guidance for the first quarter of 2015. Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products; the risk that we will not realize our expectations with respect to the successful integration and growth of the products we acquired from Lumewave; failure to achieve revenue estimates or maintain expense controls; circumstances that may delay the time frame for achieving our business outlook; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$13,340	$14,648
Restricted investments	1,401	—
Short-term investments	28,829	42,987
Accounts receivable, net	3,948	10,522
Inventories	3,243	6,445
Deferred cost of goods sold	935	1,649
Other current assets	1,084	2,040
Current assets of discontinued operations held for sale	597	—
Total current assets	53,377	78,291
Property and equipment, net	10,190	18,670
Other long-term assets	8,043	9,167
Long-term assets of discontinued operations held for sale	36	—
	$71,646	$106,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,614	$5,424
Accrued liabilities	2,844	7,395
Current portion of lease financing obligations	2,459	2,257
Deferred revenues	3,126	6,125
Current liabilities of discontinued operations held for sale	1,024	—
Total current liabilities	13,067	21,201
Other long-term liabilities	15,402	16,950
Total long-term liabilities	15,402	16,950
Total stockholders’ equity	43,177	67,977
	$71,646	$106,128

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$9,647	$12,518	$38,730	$45,857
Cost of revenues (1)	4,316	4,928	16,818	18,015
Gross profit	5,331	7,590	21,912	27,842
Operating expenses:
Product development (1)	2,286	2,830	9,510	10,922
Sales and marketing (1)	2,498	2,130	9,098	9,061
General and administrative (1)	2,854	3,599	13,741	14,644
Loss on write down of property, equipment and other	—	—	4,409	—
Litigation charges	—	—	—	3,452
Restructuring charges	164	—	391	2,254
Total operating expenses	7,802	8,559	37,149	40,333
Loss from continuing operations	(2,471)	(969)	(15,237)	(12,491)
Interest and other (expense) income, net	269	(216)	930	(702)
Interest expense on lease financing obligations	(261)	(297)	(1,100)	(1,235)
Loss from continuing operations before provision for income taxes	(2,463)	(1,482)	(15,407)	(14,428)
Income tax expense	97	55	211	311
Net loss from continuing operations attributable to Echelon Corporation Stockholders	(2,560)	(1,537)	(15,618)	(14,739)
Net loss from discontinued operations, net of income taxes	—	(2,704)	(9,250)	(3,679)
Net loss from discontinued operations attributable to non-controlling interest, net of income taxes	—	218	535	808
Net loss from discontinued operations attributable to Echelon Corporation Stockholders, net of income taxes	—	(2,486)	(8,715)	(2,871)

Net loss attributable to Echelon Corporation Stockholders	$(2,560)	$(4,023)	$(24,333)	$(17,610)

Basic and diluted net loss per share from continuing operations attributable to Echelon Corporation Stockholders	$(0.06)	$(0.04)	$(0.36)	$(0.34)
Basic and diluted net loss per share from discontinued operations attributable to Echelon Corporation Stockholders	$0.00	$(0.06)	$(0.20)	$(0.07)
Basic and diluted net loss per share attributable to Echelon Corporation Stockholders	$(0.06)	$(0.09)	$(0.56)	$(0.41)
Shares used in computing net loss per share:
Basic	43,904	43,252	43,502	43,092
Diluted	43,904	43,252	43,502	43,092

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$57	$24	$292	$198
Product development	(36)	59	(73)	156
Sales and marketing	32	(112)	206	84
General and administrative	152	161	1,114	967
Discontinued operations	—	229	(342)	1,133
Total stock-based compensation expenses	$205	$361	$1,197	$2,538

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP net loss	$(2,560)	$(4,023)	$(24,333)	$(17,610)
Stock-based compensation	205	132	1,539	1,405
Loss on write down of property, equipment and other	—	—	4,409	—
Litigation charges	—	—	—	3,452
Restructuring charges	164	—	391	2,254
Loss from discontinued operations, net of taxes	—	2,486	8,715	2,871
Total non-GAAP adjustments to earnings from operations	369	2,618	15,054	9,982
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(2,191)	$(1,405)	$(9,279)	$(7,628)
Non-GAAP net loss per share:
Diluted	$(0.05)	$(0.03)	$(0.21)	$(0.18)
Shares used in computing net loss per share:
Diluted	43,904	43,252	43,502	43,092

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2014	2013

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss including noncontrolling interest	$(24,868)	$(18,418)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,350	4,020
Goodwill impairment charges	3,388	—
Increase (decrease) in allowance for doubtful accounts	(57)	47
Loss on disposal of Grid business	254	—
Loss on disposal of and write down of property, equipment and other	5,174	30
Reduction of (increase in) accrued investment income	(32)	(6)
Stock-based compensation	1,197	2,538
Amortization of interest on contingent consideration	43	—
Change in operating assets and liabilities:
Accounts receivable	2,535	5,151
Inventories	1,757	5,284
Deferred cost of goods sold	209	(797)
Other current assets	1,232	450
Accounts payable	(81)	(2,925)
Accrued liabilities	(4,026)	2,605
Deferred revenues	(846)	978
Deferred rent	(35)	(36)
Net cash used in operating activities	(10,806)	(1,079)

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchases of available‑for‑sale short‑term investments	(28,977)	(46,947)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	48,000	46,946
Change in other long‑term assets	36	(51)
Cash paid for acquisition, net of cash acquired	(1,155)	—
Proceeds from divestiture of Grid business, net of transaction costs	2,144	—
Capital expenditures	(703)	(971)
Net cash provided by (used in) investing activities	19,345	(1,023)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(2,064)	(2,056)
Proceeds from exercise of stock options	17	—
Restricted investments used as collateral for line of credit	(6,250)	—
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(423)	(453)
Net cash used in financing activities	(8,720)	(2,509)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,127)	383

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,308)	(4,228)

CASH AND CASH EQUIVALENTS:
Beginning of period	14,648	18,876
End of period	$13,340	$14,648